EXHIBIT 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2013

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2013

•	2013 FFO per diluted share, as adjusted, grew 2.3% to $2.22 compared with $2.17 for 2012.

•	Average gross rent per square foot for stabilized mall leases signed in 2013 increased 11.8% over the prior gross rent per square foot.

•	Same-center stabilized mall portfolio occupancy increased 10 basis points to 94.9% compared with 94.8% at the prior year-end.

•	Same-center NOI increased 0.9% for the year ended December 31, 2013 over the prior-year period.

•	In the fourth quarter 2013, CBL's Board of Directors declared a 6.5% increase in the quarterly cash dividend for the Company’s Common Stock to $0.245 per share.

•	CBL completed disposition activity generating aggregate net proceeds of over $235.4 million.

•	CBL completed more than $1.3 billion of financing activity during the year including its debut $450 million offering of senior unsecured notes.

CHATTANOOGA, Tenn. (February 4, 2014) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2013. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

"Two of our major priorities for 2013 were improving the performance of our portfolio and strengthening our balance sheet," said Stephen Lebovitz, president and CEO of CBL & Associates Properties, Inc. "In the fourth quarter, we saw progress in both of these areas with over 2.1 million square feet of leases signed - including double-digit new lease spreads and solid renewal increases, the opening of our lifestyle shops expansion at Cross Creek Mall (Fayetteville, NC),successful execution of our $450 million debut unsecured notes offering, and FFO growth in line with expectations. While remaining at historically high levels, occupancy did not increase incrementally as much as we had hoped and NOI growth was below what we had anticipated for the quarter. This near-term disappointment aside, the underlying strength of our portfolio and our demonstrated ability to source attractive growth opportunities provided the foundation for a 6.5% increase in our common dividend.

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The multi-year plan to transition CBL’s portfolio to a higher growth profile is our top priority in 2014. Redevelopments at our more productive assets and new outlet center developments will once again be a major focus for us after an active year in 2013. Our leasing efforts are concentrated on upgrading our tenant mix as we build on 650,000 square feet of big box and junior anchor space opened during the past year and the 450,000 square feet already executed for 2014. The pruning of our portfolio, which began in earnest last September with the sale of three malls and their associated centers, will continue this year, which will enable our higher performing malls to have a greater impact on overall results. Our investment grade balance sheet also gives us the flexibility to execute these strategies with significant availability on our unsecured lines of credit, a growing unencumbered asset pool and access to attractive sources of capital."

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Funds from Operations ("FFO") per diluted share	$0.63	$0.86	$2.23	$2.41
Gain on investment		(0.24)	(0.01)	(0.24)
Litigation settlement			(0.04)
Loss on extinguishment of debt			0.04
FFO, as adjusted, per diluted share (1)	$0.63	$0.62	$2.22	$2.17
(1) FFO, as adjusted, for the year ended December 31, 2013 excludes a partial litigation settlement of $8.2 million, loss on extinguishment of debt of $9.1 million and a $2.4 million gain on investment resulting from payment of a note receivable. FFO, as adjusted, for the three months and year ended December 31, 2012, excludes the $0.24 per share gain on investment related to the acquisition of the remaining 40% interest in Imperial Valley Mall and Imperial Valley Commons.

Net loss attributable to common shareholders for the fourth quarter of 2013 was $2.4 million, or a loss of $0.01 per diluted share, compared with net income of $52.4 million, or $0.33 per diluted share for the fourth quarter of 2012.

Net income attributable to common shareholders for 2013 was $40.3 million, or $0.24 per diluted share, compared with net income of $84.1 million, or $0.54 per diluted share for 2012. During the fourth quarter 2013, the Company recorded an impairment charge of $47.2 million related to Madison Square in Huntsville, AL, to write the depreciated book value of the asset down to current fair value. The impairment charge impacted net income in the fourth quarter and year ended December 31, 2013.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2013	2013
Portfolio same-center NOI	(0.1)%	0.9%
Mall same-center NOI	(0.2)%	0.5%
(1) CBL has modified its definition of NOI to exclude the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

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MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2013

▪	Percentage rents declined $1.1 million during the fourth quarter 2013 compared with the prior year period. Percentage rents declined $0.1 million in 2013.

▪	Snow removal expenditures were $0.6 million higher in the fourth quarter 2013 compared with the prior-year period. Snow removal expense was $1.7 million higher in 2013.

▪
Operating expenses including security and marketing were $0.8 million higher in the fourth quarter 2013 compared with the prior year period. Operating expenses including security and marketing were $3.6 million higher in 2013.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	December 31,
	2013	2012
Portfolio occupancy	94.7%	94.7%
Mall portfolio	94.8%	94.7%
Same-center stabilized malls	94.9%	94.8%
Stabilized malls	94.7%	94.7%
Non-stabilized malls (1)	98.0%	100.0%
Associated centers	94.5%	94.8%
Community centers	96.7%	95.9%
(1) Includes The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of December 31, 2013. Includes The Outlet Shoppes at Oklahoma City as of December 31, 2012.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

	% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2013	2013
Stabilized Malls	11.8%	11.8%
New leases	40.2%	31.6%
Renewal leases	6.0%	5.9%

Same-Store Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2013	2012	% Change
Stabilized mall same-store sales per square foot	$356	$360	(1.1)%

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DIVIDEND
In November 2013, CBL's Board of Directors declared a 6.5% increase in the quarterly cash dividend for the Company’s Common Stock to $0.245 per share for the quarter ending December 31, 2013. The increased quarterly dividend represents an annualized dividend rate of $0.98 per share compared with the previous annualized dividend rate of $0.92 per share. The dividend was payable on January 15, 2014, to shareholders of record as of December 30, 2013.

DISPOSITION ACTIVITY
In 2013, CBL completed the sale of three mature enclosed regional malls and their related associated centers, five office buildings and land subject to a ground lease for aggregate net proceeds of over $235.4 million.

FINANCING ACTIVITY
Subsequent to the end of the quarter, CBL retired the $122 million loan secured by St. Clair Square in Fairview Heights, IL, adding the property to its pool of unencumbered assets. CBL will record a prepayment fee of $1.2 million in the first quarter 2014 related to the early payoff. The loan was scheduled to mature in December 2016.

During 2013, CBL completed more than $1.3 billion of financing activity including the following achievements:

•
Retired more than $282.8 million of consolidated property specific loans, adding more than $650 million of undepreciated book value to its unencumbered pool. Currently 30% of CBL's consolidated NOI is generated by unencumbered assets.

•
Refinanced $113.4 million of maturing non-recourse mortgage loans secured by joint venture properties with $130.4 million of new loans, generating excess proceeds to CBL of $16.8 million. CBL also paid off an additional $24.5 million of maturing loans secured by joint venture properties.

•
Entered into a new $400 million, five-year unsecured term loan and a $50 million five-year unsecured term loan. Based on the Company's current credit ratings, the $400 million term loan has a floating interest rate of 150 basis points over LIBOR and the $50 million term loan has a floating interest rate of 190 basis points over LIBOR.

•
In November 2013, CBL's majority-owned operating partnership subsidiary, CBL & Associates Limited Partnership (the "Operating Partnership"), completed a $450 million offering of 5.250% Senior Notes Due 2023 under its existing shelf registration statement. The Operating Partnership used net proceeds from the offering of approximately $441.9 million, after deducting the underwriting discount and other offering expenses payable by the Operating Partnership, to reduce amounts outstanding under its unsecured revolving credit facilities and for general business purposes.

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•
In September 2013, CBL redeemed all outstanding perpetual preferred joint venture units of its joint venture, CW Joint Venture, LLC, (“CWJV”) with Westfield America Limited Partnership (“Westfield”). The units were redeemed for approximately $408.6 million, plus $4.4 million of accrued and unpaid preferred return. The preferred units were originally issued in 2007 as part of the acquisition of four malls in St. Louis, MO, by CWJV.

    In 2013, CBL sold 8.4 million shares through its At-The-Market (“ATM”) program generating net proceeds of $209.6 million at a weighted average price of $25.12 per share. CBL has approximately $88.5 million available for issuance under the ATM program. CBL did not complete any sales under its ATM equity offering program during the fourth quarter.

OUTLOOK AND GUIDANCE
The Company is providing 2014 FFO guidance in the range of $2.22 - $2.26 per share. CBL is assuming same-center NOI growth of 1.0-2.0% in 2014.

The guidance also assumes the following:

•	Flat interest expense;

•	$0.06 per share of dilution from asset sales completed in 2013;

•	$2.0 million to $4.0 million of outparcel sales;

•	0-25 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2014;

•	No unannounced acquisition or disposition activity;

•	No unannounced capital markets activity - equity or debt

	Low	High
Expected diluted earnings per common share	$0.38	$0.42
Adjust to fully converted shares from common shares	(0.06)	(0.06)
Expected earnings per diluted, fully converted common share	0.32	0.36
Add: depreciation and amortization	1.84	1.84
Add: noncontrolling interest in earnings of Operating Partnership	0.06	0.06
Expected FFO per diluted, fully converted common share	$2.22	$2.26

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, February 5, 2014, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2901. A replay of the conference call will be available through February 12, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number 21646866. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2013 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, February 5, 2014 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

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ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 152 properties, including 91 regional malls/open-air centers. The properties are located in 29 states and total 86.1 million square feet including 5.6 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

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FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

As described above, during 2013, the Company received income of $8.2 million as a partial settlement of ongoing litigation. Additionally, during 2013, the Company recorded $2.4 million of gain on investment and $9.1 million of loss on extinguishment of debt. During the quarter and year ended December 31, 2012, the Company recorded a gain on investment related to the acquisition of the remaining 40% interest in Imperial Valley Mall. Considering the significance and nature of these items, the Company believes that it is important to identify their impact on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs)

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Consolidated Statement of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
REVENUES:
Minimum rents	$177,237	$168,811	$675,870	$641,821
Percentage rents	8,724	9,545	18,572	17,728
Other rents	8,472	8,673	21,974	21,914
Tenant reimbursements	76,573	72,466	290,097	279,280
Management, development and leasing fees	3,396	3,197	12,439	10,772
Other	7,607	7,556	34,673	31,328
Total revenues	282,009	270,248	1,053,625	1,002,843
OPERATING EXPENSES:
Property operating	39,956	34,203	151,127	138,533
Depreciation and amortization	72,797	66,854	278,911	255,460
Real estate taxes	22,289	21,245	88,701	87,871
Maintenance and repairs	15,573	12,293	56,379	50,350
General and administrative	12,407	15,287	48,867	51,251
Loss on impairment	49,011	20,467	70,049	24,379
Other	7,608	5,890	28,826	25,078
Total operating expenses	219,641	176,239	722,860	632,922
Income from operations	62,368	94,009	330,765	369,921
Interest and other income	628	763	10,825	3,953
Interest expense	(58,482)	(60,765)	(231,856)	(242,357)
Gain (loss) on extinguishment of debt	—	87	(9,108)	265
Gain on sales of real estate assets	922	533	1,980	2,286
Gain on investments	—	45,072	2,400	45,072
Equity in earnings of unconsolidated affiliates	3,998	2,912	11,616	8,313
Income tax provision	(451)	(170)	(1,305)	(1,404)
Income from continuing operations	8,983	82,441	115,317	186,049
Operating income (loss) of discontinued operations	(896)	3,687	(6,091)	(12,468)
Gain (loss) on discontinued operations	(18)	(45)	1,144	938
Net income	8,069	86,083	110,370	174,519
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	477	(11,484)	(7,125)	(19,267)
Other consolidated subsidiaries	297	(6,513)	(18,041)	(23,652)
Net income attributable to the Company	8,843	68,086	85,204	131,600
Preferred dividends	(11,223)	(15,729)	(44,892)	(47,511)
Net income (loss) attributable to common shareholders	$(2,380)	$52,357	$40,312	$84,089
Basic per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.01)	$0.31	$0.27	$0.60
Discontinued operations	—	0.02	(0.03)	(0.06)
Net income (loss) attributable to common shareholders	$(0.01)	$0.33	$0.24	$0.54
Weighted-average common shares outstanding	169,930	160,841	167,027	154,762

Diluted per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(0.01)	$0.31	$0.27	$0.60
Discontinued operations	—	0.02	(0.03)	(0.06)
Net income (loss) attributable to common shareholders	$(0.01)	$0.33	$0.24	$0.54
Weighted-average common and potential dilutive common shares outstanding	169,930	160,881	167,027	154,807

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$(1,602)	$49,279	$44,515	$93,469
Discontinued operations	(778)	3,078	(4,203)	(9,380)
Net income (loss) attributable to common shareholders	$(2,380)	$52,357	$40,312	$84,089

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss) attributable to common shareholders	$(2,380)	$52,357	$40,312	$84,089
Noncontrolling interest in income (loss) of operating partnership	(477)	11,484	7,125	19,267
Depreciation and amortization expense of:
Consolidated properties	72,797	66,854	278,911	255,460
Unconsolidated affiliates	9,844	11,079	39,592	43,956
Discontinued operations	—	3,081	6,638	13,174
Non-real estate assets	(547)	(475)	(2,077)	(1,841)
Noncontrolling interests' share of depreciation and amortization	(1,589)	(1,534)	(5,881)	(5,071)
Loss on impairment, net of tax benefit	47,213	20,409	73,485	50,343
(Gain) loss on depreciable property	3	(159)	(7)	(652)
(Gain) loss on discontinued operations, net of taxes	67	32	(647)	(566)
Funds from operations of the operating partnership	$124,931	$163,128	$437,451	$458,159
Litigation settlement	—	—	(8,240)	—
Gain on investments	—	(45,072)	(2,400)	(45,072)
(Gain) loss on extinguishment of debt	—	(87)	9,108	(265)
Funds from operations of the operating partnership, as adjusted	$124,931	$117,969	$435,919	$412,822

Funds from operations per diluted share	$0.63	$0.86	$2.23	$2.41
Litigation settlement	—	—	(0.04)	—
Gain on investments	—	(0.24)	(0.01)	(0.24)
Loss on extinguishment of debt	—	—	0.04	—
Funds from operations, as adjusted, per diluted share	$0.63	$0.62	$2.22	$2.17

Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	199,476	190,383	196,572	190,268

Reconciliation of FFO of the operating partnership to FFO allocable to common shareholders:
Funds from operations of the operating partnership	$124,931	$163,128	$437,451	$458,159
Percentage allocable to common shareholders (1)	85.19%	84.50%	84.97%	81.36%
Funds from operations allocable to common shareholders	$106,429	$137,843	$371,702	$372,758

Funds from operations of the operating partnership, as adjusted	$124,931	$117,969	$435,919	$412,822
Percentage allocable to common shareholders (1)	85.19%	84.50%	84.97%	81.36%
Funds from operations allocable to common shareholders, as adjusted	$106,429	$99,684	$370,400	$335,872

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 12.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$792	$846	$4,217	$3,819
Lease termination fees per share	$—	$—	$0.02	$0.02

Straight-line rental income	$1,110	$174	$1,191	$4,577
Straight-line rental income per share	$0.01	$—	$0.01	$0.02

Gains (losses) on outparcel sales	$923	$(279)	$1,958	$4,849
Gains (losses) on outparcel sales per share	$—	$—	$0.01	$0.03

Net amortization of acquired above- and below-market leases	$295	$984	$1,566	$2,559
Net amortization of acquired above- and below-market leases per share	$—	$0.01	$0.01	$0.01

Net amortization of debt premiums (discounts)	$(1,162)	$142	$553	$1,849
Net amortization of debt premiums (discounts) per share	$(0.01)	$—	$—	$0.01

Income tax provision	$(451)	$(170)	$(1,305)	$(1,404)
Income tax provision per share	$—	$—	$(0.01)	$(0.01)

Abandoned projects expense	$193	$76	$334	$(39)
Abandoned projects expense per share	$—	$—	$—	$—

Loss on impairment from continuing operations	$(47,213)	$(20,467)	$(68,251)	$(24,379)
Loss on impairment from continuing operations per share	$(0.24)	$(0.11)	$(0.35)	$(0.13)

Loss on impairment from discontinued operations	$—	$40	$(5,234)	$(26,461)
Loss on impairment from discontinued operations per share	$—	$—	$(0.03)	$(0.14)

Gain (loss) on extinguishment of debt from continuing operations	$—	$87	$(9,108)	$265
Gain (loss) on extinguishment of debt from continuing operations per share	$—	$—	$(0.05)	$—

Gain on investments	$—	$45,072	$2,400	$45,072
Gain on investments per share	$—	$0.24	$0.01	$0.24

Litigation settlement	$—	$—	$8,240	$—
Litigation settlement per share	$—	$—	$0.04	$—

Interest capitalized	$1,205	$742	$4,411	$2,671
Interest capitalized per share	$0.01	$—	$0.02	$0.01

Origination cost of series C preferred stock	$—	$(3,778)	$—	$(3,778)
Origination cost of series C preferred stock per share	$—	$(0.02)	$—	$(0.02)

	As of December 31,
	2013	2012
Straight-line rent receivable	$62,611	$61,727

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income attributable to the Company	$8,843	$68,086	$85,204	$131,600

Adjustments:
Depreciation and amortization	72,797	66,854	278,911	255,460
Depreciation and amortization from unconsolidated affiliates	9,844	11,079	39,592	43,956
Depreciation and amortization from discontinued operations	—	3,081	6,638	13,174
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,589)	(1,534)	(5,881)	(5,071)
Interest expense	58,482	60,765	231,856	242,357
Interest expense from unconsolidated affiliates	9,723	11,254	39,399	44,543
Interest expense from discontinued operations	—	—	1	2,304
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,384)	(959)	(4,413)	(3,435)
Abandoned projects expense	193	76	334	(39)
Gain on sales of real estate assets	(922)	(533)	(1,980)	(5,282)
Gain on sales of real estate assets of unconsolidated affiliates	(11)	(363)	(22)	(1,214)
Gain on investments	—	(45,072)	(2,400)	(45,072)
(Gain) loss on extinguishment of debt	—	(87)	9,108	(265)
Loss on impairment	49,011	20,467	70,049	24,379
Loss on impairment from discontinued operations	—	(40)	5,234	26,461
Income tax provision	451	170	1,305	1,404
Lease termination fees	(792)	(846)	(4,217)	(3,819)
Straight line rent and above and below market rent	(83)	(739)	(1,502)	(3,375)
Net income (loss) attributable to noncontrolling interest in earnings of operating partnership	(477)	11,484	7,125	19,267
(Gain) loss on discontinued operations	18	45	(1,144)	(938)
General and administrative expenses	12,407	15,287	48,867	51,251
Management fees and non-property level revenues	(9,852)	(12,691)	(45,988)	(38,948)
Company's share of property NOI	206,659	205,784	756,076	748,698
Non-comparable NOI	(18,264)	(17,138)	(58,186)	(56,741)
Total same-center NOI (1)	$188,395	$188,646	$697,890	$691,957
Total same-center NOI percentage change	(0.1)%		0.9%

Malls	$173,838	$174,142	$639,825	$636,642
Associated centers	8,434	8,410	33,172	33,188
Community centers	4,349	4,250	17,688	15,650
Offices and other	1,774	1,844	7,205	6,477
Total same-center NOI (1)	$188,395	$188,646	$697,890	$691,957

Percentage Change:
Malls	(0.2)%		0.5%
Associated centers	0.3%		—%
Community centers	2.3%		13.0%
Offices and other	(3.8)%		11.2%
Total same-center NOI (1)	(0.1)%		0.9%

(1) CBL defines same-center NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services.

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of December 31, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,990,774	$866,749	$4,857,523
Noncontrolling interests' share of consolidated debt	(87,406)	(5,669)	(93,075)
Company's share of unconsolidated affiliates' debt	653,429	89,111	742,540
Company's share of consolidated and unconsolidated debt	$4,556,797	$950,191	$5,506,988
Weighted average interest rate	5.48%	1.94%	4.87%

	As of December 31, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,794,509	$951,174	$4,745,683
Noncontrolling interests' share of consolidated debt	(89,530)	—	(89,530)
Company's share of unconsolidated affiliates' debt	660,563	128,491	789,054
Company's share of consolidated and unconsolidated debt	$4,365,542	$1,079,665	$5,445,207
Weighted average interest rate	5.48%	2.39%	4.86%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2013
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,594	$17.96	$3,584,708
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,210,958
Company's share of total debt			5,506,988
Total market capitalization			$9,717,946
Debt-to-total-market capitalization ratio			56.7%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2013. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2013:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	169,930	169,930	167,027	167,027
Weighted average operating partnership units	29,546	29,546	29,545	29,545
Weighted average shares- FFO	199,476	199,476	196,572	196,572

2012:
Weighted average shares - EPS	160,841	160,881	154,762	154,807
Weighted average operating partnership units	29,502	29,502	35,461	35,461
Weighted average shares- FFO	190,343	190,383	190,223	190,268
Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Weighted average cash dividend per share	$0.25313	$0.22838	$0.96853	$0.91526
FFO as adjusted, per diluted fully converted share	$0.63	$0.62	$2.22	$2.17
Dividend payout ratio	40.2%	36.8%	43.6%	42.2%

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2013	2012
ASSETS
Real estate assets:
Land	$858,619	$905,339
Buildings and improvements	7,125,512	7,228,293
	7,984,131	8,133,632
Accumulated depreciation	(2,056,357)	(1,972,031)
	5,927,774	6,161,601
Held for sale	—	29,425
Developments in progress	139,383	137,956
Net investment in real estate assets	6,067,157	6,328,982
Cash and cash equivalents	65,450	78,248
Receivables:
Tenant, net of allowance for doubtful accounts of $2,379 and $1,977 in 2013 and 2012, respectively	79,899	78,963
Other, net of allowance for doubtful accounts of $1,241 and $1,270 in 2013 and 2012, respectively	23,343	8,467
Mortgage and other notes receivable	30,424	25,967
Investments in unconsolidated affiliates	277,146	259,810
Intangible lease assets and other assets	242,502	309,299
	$6,785,921	$7,089,736

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,857,523	$4,745,683
Accounts payable and accrued liabilities	333,882	358,874
Total liabilities	5,191,405	5,104,557
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	34,639	40,248
Redeemable noncontrolling preferred joint venture interest	—	423,834
Total redeemable noncontrolling interests	34,639	464,082
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,048,144 and 161,309,652 issued and outstanding in 2013 and 2012, respectively	1,700	1,613
Additional paid-in capital	1,967,644	1,773,630
Accumulated other comprehensive income	6,325	6,986
Dividends in excess of cumulative earnings	(570,838)	(453,561)
Total shareholders' equity	1,404,856	1,328,693
Noncontrolling interests	155,021	192,404
Total equity	1,559,877	1,521,097
	$6,785,921	$7,089,736

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013

Condensed combined financial statement information of the unconsolidated affiliates is presented as follows:
(Unaudited; in thousands)

	As of December 31,
	2013	2012
ASSETS:
Investment in real estate assets	$2,167,227	$2,143,187
Accumulated depreciation	(555,174)	(492,864)
	1,612,053	1,650,323
Developments in progress	103,161	21,809
Net investment in real estate assets	1,715,214	1,672,132
Other assets	168,799	175,540
Total assets	$1,884,013	$1,847,672

LIABILITIES:
Mortgage and other indebtedness	$1,468,422	$1,456,622
Other liabilities	48,203	48,538
Total liabilities	1,516,625	1,505,160

OWNERS' EQUITY:
The Company	213,664	196,694
Other investors	153,724	145,818
Total owners' equity	367,388	342,512
Total liabilities and owners’ equity	$1,884,013	$1,847,672

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Total revenues	$63,124	$65,308	$243,215	$251,628
Depreciation and amortization	(19,165)	(20,627)	(76,323)	(82,534)
Other operating expenses	(17,584)	(19,775)	(70,807)	(76,567)
Income from operations	26,375	24,906	96,085	92,527
Interest expense	(19,073)	(20,884)	(76,934)	(83,056)
Gain on sales of real estate assets	81	362	102	2,063
Net income	$7,383	$4,384	$19,253	$11,534

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2013	2012	2013	2012
Total revenues	$32,150	$35,253	$125,152	$134,443
Depreciation and amortization	(9,844)	(11,079)	(39,592)	(43,956)
Other operating expenses	(8,640)	(10,371)	(34,610)	(38,845)
Income from operations	13,666	13,803	50,950	51,642
Interest expense	(9,723)	(11,254)	(39,399)	(44,543)
Gain on sales of real estate assets	54	363	65	1,214
Net income	$3,997	$2,912	$11,616	$8,313

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013

Mall Portfolio Statistics

TIER 1 Sales $375.00 psf	Property	Location	Total GLA	Sales Per Square Foot (1)		Mall Occupancy		% of Same Center Mall NOI
				2013	2012	12/31/13	12/31/12
	Acadiana Mall	Lafayette, LA	992,598
	CoolSprings Galleria	Nashville, TN	1,117,305
	Cross Creek Mall	Fayetteville, NC	1,024,477
	Dakota Square Mall (2)	Minot, ND	815,288
	Fayette Mall	Lexington, KY	1,183,900
	Friendly Center	Greensboro, NC	1,110,670
	Hamilton Place	Chattanooga, TN	1,162,041
	Imperial Valley Mall	El Centro, CA	825,806
	Kirkwood Mall (2)	Bismarck, ND	849,489
	Mall Del Norte	Laredo, TX	1,168,289
	Oak Park Mall	Overland Park, KS	1,606,891
	Park Plaza Mall	Little Rock, AR	540,859
	St. Clair Square	Fairview Hts, IL	1,077,325
	Sunrise Mall	Brownsville, TX	755,618
	The Outlet Shoppes at El Paso (2)	El Paso, TX	378,955
	West County Center	Des Peres, MO	1,237,955
	West Towne Mall	Madison, WI	828,750
			16,676,216	$454	$460	97.7%	97.9%	30.5%

TIER 2 Sales of $300.01 to $375.00 psf	Property	Location	Total GLA	Sales Per Square Foot (1)		Mall Occupancy		% of Same Center Mall NOI
				2013	2012	12/31/13	12/31/12
	Arbor Place	Douglasville, GA	1,163,310
	Asheville Mall	Asheville, NC	973,707
	Brookfield Square	Brookfield, WI	1,000,568
	Burnsville Center	Burnsville, MN	1,044,658
	CherryVale Mall	Rockford, IL	847,066
	Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,524
	East Towne Mall	Madison, WI	796,439
	EastGate Mall	Cincinnati, OH	850,714
	Eastland Mall	Bloomington, IL	760,515
	Frontier Mall	Cheyenne, WY	526,036
	Governor's Square Mall	Clarksville, TN	738,147
	Greenbrier Mall	Chesapeake, VA	896,582
	Gulf Coast Town Center	Ft Myers, FL	1,235,171
	Hanes Mall	Winston-Salem, NC	1,504,704
	Harford Mall	Bel Air, MD	505,341
	Honey Creek Mall	Terre Haute, IN	677,207
	Jefferson Mall	Louisville, KY	903,093
	Laurel Park Place	Livonia, MI	490,091
	Layton Hills Mall	Layton, UT	636,917
	Northpark Mall	Joplin, MO	955,598
	Northwoods Mall	N. Charleston, SC	772,567
	Old Hickory Mall	Jackson, TN	538,990
	Parkdale Mall	Beaumont, TX	1,247,523
	Parkway Place	Huntsville, AL	648,210
	Post Oak Mall	College Station, TX	774,921
	Richland Mall	Waco, TX	685,317

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300.01 to $375.00 psf	Property	Location	Total GLA	Sales Per Square Foot (1)		Mall Occupancy		% of Same Center Mall NOI
				2013	2012	12/31/13	12/31/12
	South County Center	St. Louis, MO	1,019,727
	Southaven Towne Center	Southaven, MS	529,089
	Southpark Mall	Colonial Heights, VA	687,613
	The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,098
	The Outlet Shoppes at Oklahoma City (4)	Oklahoma City, OK	376,422
	Triangle Town Center	Raleigh, NC	1,263,694
	Turtle Creek Mall	Hattiesburg, MS	845,665
	Valley View Mall	Roanoke, VA	844,272
	Volusia Mall	Daytona Beach, FL	1,071,516
	Westmoreland Mall	Greensburg, PA	999,640
	York Galleria	York, PA	764,689
			30,985,341	$342	$342	95.3%	95.3%	49.9%

TIER 3 Sales < $300.01 psf	Property	Location	Total GLA	Sales Per Square Foot (1)		Mall Occupancy		% of Same Center Mall NOI
				2013	2012	12/31/13	12/31/12
	Alamance Crossing	Burlington, NC	874,750
	Bonita Lakes Mall	Meridian, MS	631,958
	Cary Towne Center	Cary, NC	917,101
	Chesterfield Mall	Chesterfield, MO	1,286,475
	College Square	Morristown, TN	485,417
	Fashion Square	Saginaw, MI	748,269
	Foothills Mall	Maryville, TN	464,183
	Hickory Point Mall	Forsyth, IL	812,853
	Janesville Mall	Janesville, WI	614,593
	Kentucky Oaks	Paducah, KY	1,018,003
	Lakeshore Mall	Sebring, FL	490,073
	Meridian Mall	Lansing, MI	948,207
	Mid Rivers Mall	St. Peters, MO	1,089,025
	Midland Mall	Midland, MI	468,314
	Monroeville Mall (5)	Pittsburg, PA	1,028,398
	Northgate Mall (5)	Chattanooga, TN	661,861
	Pearland Town Center	Pearland, TX	644,708
	Randolph Mall	Asheboro, NC	381,293
	Regency Mall	Racine, WI	789,449
	River Ridge Mall	Lynchburg, VA	764,187
	Stroud Mall	Stroudsburg, PA	398,146
	The Lakes Mall	Muskegon, MI	589,689
	The Outlet Shoppes at Gettysburg (2)	Gettysburg, PS	249,937
	Walnut Square	Dalton, GA	495,331
	Wausau Center	Wausau, WI	423,556
	Westgate Mall	Spartanburg, SC	953,801
			18,229,577	$270	$277	91.5%	90.9%	19.5%

TOTAL MALL PORTFOLIO			65,891,134	$356	$360	94.8%	94.7%	100.0%

Mall Portfolio Statistics (continued)

Non-Core Malls	Property	Location	Total GLA	Sales Per Square Foot (1)		Mall Occupancy		% of Same Center Mall NOI
				2013	2012	12/31/13	12/31/12
	Chapel Hill Mall	Akron, Ohio	862,062
	Columbia Place	Columbia, SC	1,027,756
	Madison Square	Huntsville, AL	928,507
			2,818,325	N/A	N/A	N/A	N/A	N/A

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)
Kirkwood Mall, Dakota Square Mall, The Outlet Shoppes at Gettysburg and The Outlet Shoppes at El Paso were acquired in 2012 and are excluded from % of Same Center Mall NOI. Kirkwood Mall is also excluded from Mall Occupancy.

(3)	The Outlet Shoppes at Atlanta opened in July 2013 and is excluded from Sales Per Square Foot and % of Same Center NOI. It is included in Tier 2 based on a projection of 12-month sales.
(4)	The Outlet Shoppes at Oklahoma City is non-stabilized and is excluded from Sales Per Square Foot.
(5)	Monroeville Mall and Northgate Mall are under major redevelopment and have been excluded from % of Same Center Mall NOI.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
EBITDA:
Net income attributable to the Company	$8,843	$68,086	$85,204	$131,600
Adjustments:
Depreciation and amortization	72,797	66,854	278,911	255,460
Depreciation and amortization from unconsolidated affiliates	9,844	11,079	39,592	43,956
Depreciation and amortization from discontinued operations	—	3,081	6,638	13,174
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,589)	(1,534)	(5,881)	(5,071)
Interest expense	58,482	60,765	231,856	242,357
Interest expense from unconsolidated affiliates	9,723	11,254	39,399	44,543
Interest expense from discontinued operations	—	—	1	2,304
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,384)	(959)	(4,413)	(3,435)
Income and other taxes	(1,101)	618	2,225	3,025
(Gain) loss on extinguishment of debt	—	(87)	9,108	(265)
Loss on impairment	49,011	20,467	70,049	24,379
Loss on impairment from discontinued operations	—	(40)	5,234	26,461
Abandoned projects	193	76	334	(39)
Gain on investments	—	(45,072)	(2,400)	(45,072)
Net income (loss) attributable to noncontrolling interest in earnings of operating partnership	(477)	11,484	7,125	19,267
(Gain) loss on depreciable property	3	(159)	(7)	(652)
(Gain) loss on discontinued operations	18	45	(1,144)	(938)
Company's share of total EBITDA	$204,363	$205,958	$761,831	$751,054

Interest Expense:
Interest expense	$58,482	$60,765	$231,856	$242,357
Interest expense from unconsolidated affiliates	9,723	11,254	39,399	44,543
Interest expense from discontinued operations	—	—	1	2,304
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,384)	(959)	(4,413)	(3,435)
Company's share of total interest expense	$66,821	$71,060	$266,843	$285,769

Ratio of EBITDA to Interest Expense	3.06	2.90	2.85	2.63

Reconciliation of EBITDA to Cash Flows Provided by Operating Activities
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Company's share of total EBITDA	$204,363	$205,958	$761,831	$751,054
Interest expense	(58,482)	(60,765)	(231,856)	(242,357)
Interest expense from discontinued operations	—	—	(1)	(2,304)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,384	959	4,413	3,435
Income and other taxes	1,101	(618)	(2,225)	(3,025)
Net amortization of deferred financing costs and debt premiums (discounts)	1,130	2,331	4,781	7,733
Net amortization of deferred financing costs and debt premiums (discounts) from discontinued operations	2	2	2	163
Net amortization of intangible lease assets and liabilities	176	(707)	63	(1,263)
Depreciation and interest expense from unconsolidated affiliates	(19,567)	(22,333)	(78,991)	(88,499)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,589	1,534	5,881	5,071
Noncontrolling interests in earnings of other consolidated subsidiaries	(297)	6,513	18,041	23,652
Gain on outparcel sales	(925)	(374)	(1,973)	(4,671)
Realized gain on available-for-sale securities	—	(64)	—	(224)
Equity in earnings of unconsolidated affiliates	(3,998)	(2,912)	(11,616)	(8,313)
Distributions of earnings from unconsolidated affiliates	4,770	5,350	15,995	17,074
Income tax effect from share-based compensation	—	—	—	—
Share-based compensation expense	417	1,529	2,725	3,740
Provision for doubtful accounts	357	213	1,816	1,523
Change in deferred tax assets	158	(586)	1,824	3,095
Changes in operating assets and liabilities	5,315	25,868	(17,182)	15,631
Cash flows provided by operating activities	$137,493	$161,898	$473,528	$481,515

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2013
Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

		Original Maturity	Optional Extended Maturity	Interest			Balance
Property	Location	Date	Date	Rate	Balance		Fixed	Variable

Operating Properties:
Columbia Place	Columbia, SC	Sep-13		5.45%	$27,265	(a)	$27,265	$—
The Promenade	D'lberville, MS	Dec-14	Dec-18	1.87%	51,300		—	51,300
Mall del Norte	Laredo, TX	Dec-14		5.04%	113,400		113,400	—
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	51,278		51,278	—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	80,364		80,364	—
Brookfield Square	Brookfield, IL	Nov-15		5.08%	90,117		90,117	—
East Towne Mall	Madison, WI	Nov-15		5.00%	68,539		68,539	—
West Towne Mall	Madison, WI	Nov-15		5.00%	96,811		96,811	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	29,005		29,005	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	39,437		39,437	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	12,427	(b)	12,427	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	11,067	(c)	11,067	—
Janesville Mall	Janesville, WI	Apr-16		8.38%	3,797		3,797	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	33,243	(d)	33,243	—
York Galleria	York, PA	Apr-16		4.55%	53,093	(e)	53,093	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.97%	11,337		—	11,337
Chapel Hill Mall	Akron, OH	Aug-16		6.10%	68,681		68,681	—
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	75,543		75,543	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	103,888		103,888	—
Midland Mall	Midland, MI	Aug-16		6.10%	33,894		33,894	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	57,642		57,642	—
St. Clair Square	Fairview Heights, IL	Dec-16		3.25%	122,375	(f)	—	122,375
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	40,929		40,929	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	53,679		53,679	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	134,933		134,933	—
Citadel Mall	Charleston, SC	Apr-17		5.68%	68,169		68,169	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	15,289		15,289	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	96,433		96,433	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	39,834		39,834	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	20,188		20,188	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	15,024		15,024	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	65,465		65,465	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,778		39,778	—
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	153,977		153,977	—
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	29,988		29,988	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	51,586		51,586	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,963		13,963	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	77,565		77,565	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	39,433		39,433	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	61,027		61,027	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	89,991		89,991	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	41,102		41,102	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	10,075		10,075	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	93,909		93,909	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,790		18,790	—
Fayette Mall	Lexington, KY	May-21		5.42%	175,319		175,319	—

		Original Maturity	Optional Extended Maturity	Interest			Balance
Property	Location	Date	Date	Rate	Balance		Fixed	Variable
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	49,350		49,350	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	74,819		74,819	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	133,964		133,964	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	57,812		57,812	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	71,294		71,294	—
Arbor Place	Douglasville, GA	May-22		5.10%	119,319		119,319	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	21,095		21,095	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	40,675		40,675	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	69,599		69,599	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	65,531		65,531	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	38,818		38,818	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	79,902		79,902	—
	SUBTOTAL				$3,702,527		$3,517,515	$185,012
Weighted average interest rate					5.40%		5.54%	2.79%

Debt Premiums (Discounts): (g)

Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	$1,070		$1,070	$—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(716)		(716)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	2,024		2,024	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	5,457		5,457	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	2,480		2,480	—
	SUBTOTAL				$10,315		$10,315	$—
Weighted average interest rate					4.50%		4.50%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,712,842		$3,527,830	$185,012
Weighted average interest rate					5.40%		5.54%	2.79%

Construction Loans:
The Outlet Shoppes at Louisville	Louisville, KY	Aug-16	Aug-18	2.17%	$2,983		$—	$2,983
	SUBTOTAL			2.17%	$2,983		$—	$2,983

Company debt
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.57%	$99,371		$—	$99,371
$100,000 capacity		Feb-16		1.57%	5,000		—	5,000
$600,000 capacity		Nov-16	Nov-17	1.57%	124,383		—	124,383
				1.57%	228,754		—	228,754
Unsecured term loans:
$50,000 Term Loan		Feb-18		2.07%	50,000		—	50,000
$400,000 Term Loan		Jul-18		1.67%	400,000		—	400,000
				1.71%	450,000		—	450,000
Senior Unsecured Notes:
Senior Unsecured 5.25% Notes		Dec-23		5.25%	$450,000		$450,000	$—
Senior Unsecured 5.25% Notes (discount)		Dec-23		5.25%	(4,626)		(4,626)	—
				5.25%	$445,374		$445,374	$—

Other	Pearland Town Center				$17,570	(h)	$17,570	$—

Total Consolidated Debt					$4,857,523		$3,990,774	$866,749
Weighted average interest rate					4.88%		5.52%	1.91%

		Original Maturity	Optional Extended Maturity	Interest			Balance
Property	Location	Date	Date	Rate	Balance		Fixed	Variable
Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$38,419		$38,419	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	6,258		—	6,258
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.17%	20,505		—	20,505
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.42%	4,530		—	4,530
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.17%	31,280		—	31,280
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850		137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	89,668		89,668	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.29%	25,800		—	25,800
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,565		16,565	—
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	9,319		9,319	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	11,551		11,551	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	20,167		20,167	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,756		6,756	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400		95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,703		2,703	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	53,763		53,763	—
York Town Center	York, PA	Feb-22		4.90%	18,268		18,268	—
York Town Center - Pier 1	York, PA	Feb-22		2.92%	738		—	738
West County Center	St. Louis, MO	Dec-22		3.40%	95,000		95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000		50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000		8,000	—
	SUBTOTAL				$742,540		$653,429	$89,111

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50.00%		4.99%	$(19,718)		$(19,718)	$—
Statesboro Crossing	Statesboro, GA	50.00%		1.97%	(5,669)		—	(5,669)
Hamilton Place	Chattanooga, TN	10.00%		5.86%	(10,389)		(10,389)	—
Hamilton Corner	Chattanooga, TN	10.00%		5.67%	(1,529)		(1,529)	—
The Outlet Shoppes at El Paso	El Paso, TX	25.00%		7.06%	(16,366)		(16,366)	—
The Terrace	Chattanooga, TN	8.00%		7.25%	(1,117)		(1,117)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8.00%		5.99%	(806)		(806)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25.00%		5.73%	(14,453)		(14,453)	—
CBL Center	Chattanooga, TN	8.00%		5.00%	(1,688)		(1,688)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25.00%		4.90%	(19,976)		(19,976)	—
	SUBTOTAL				$(91,711)		$(86,042)	$(5,669)

Less Noncontrolling Interests' Share Of Debt Premium: (f)
The Outlet Shoppes at El Paso	El Paso, TX	25.00%		7.06%	$(1,364)		$(1,364)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,506,988		$4,556,797	$950,191
Weighted average interest rate					4.87%		5.48%	1.94%

Total Debt of Unconsolidated Affiliates:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$76,839	(i)	$76,839	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	6,258		—	6,258
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.17%	41,011		—	41,011
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.42%	4,530		—	4,530
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.17%	62,559		—	62,559
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700		275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	179,336		179,336	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.29%	25,800		—	25,800
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	33,129		33,129	—
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	19,619		19,619	—

		Original Maturity	Optional Extended Maturity	Interest		Balance
Property	Location	Date	Date	Rate	Balance	Fixed	Variable
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	23,101	23,101	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	40,334	40,334	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,511	13,511	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,406	5,406	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	107,526	107,526	—
York Town Center	York, PA	Feb-22		4.90%	36,536	36,536	—
York Town Center - Pier 1	York, PA	Feb-22		2.92%	1,476	—	1,476
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
					$1,449,471	$1,307,837	$141,634
Weighted average interest rate					4.98%	5.27%	2.23%

(a)
The lender notified the Company in the first quarter of 2012 that the loan had been placed in default. The lender receives the net operating cash flows of the property each month in lieu of scheduled monthly mortgage payments.

(b)
The Company has an interest rate swap on a notional amount of $12,427, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(c)
The Company has an interest rate swap on a notional amount of $11,067, amortizing to $10,083 over the term of the swap, related to Gunbarrel Point to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(d)
The Company has an interest rate swap on a notional amount of $33,243, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(e)
The Company has an interest rate swap on a notional amount of $53,093, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(f)	This loan was paid off in January 2014 using borrowings from the Company's credit facilities.
(g)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.
(h)
Pearland Town Center is owned 88% by the Company and 12% by a noncontrolling partner. This amount represents the noncontrolling partner's equity contribution that is accounted for as a financing due to certain terms of the joint venture agreement.

(i)
Represents a first mortgage securing the property. In addition to the first mortgage, there is also $18,000 of B-notes that are payable to the Company and its joint venture partner, each of which hold $9,000.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2013

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$158,235	$38,419	$—	$196,654	3.57%	5.36%
2015	475,514	233,776	—	709,290	12.88%	5.35%
2016	859,458	25,884	(30,107)	855,235	15.53%	4.92%
2017	674,326	192,892	(17,895)	849,323	15.42%	5.08%
2018	709,375	79,563	(5,669)	783,269	14.22%	3.35%
2019	81,574	—	—	81,574	1.48%	8.00%
2020	191,988	—	(1,117)	190,871	3.47%	4.27%
2021	553,355	—	(806)	552,549	10.03%	5.61%
2022	618,107	114,006	(16,141)	715,972	13.00%	4.72%
2023	525,276	58,000	(19,976)	563,300	10.23%	5.03%
Face Amount of Debt	4,847,208	742,540	(91,711)	5,498,037	99.84%	4.87%
Net Premiums on Debt	10,315	—	(1,364)	8,951	0.16%
Total	$4,857,523	$742,540	$(93,075)	$5,506,988	100.00%	4.87%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$209,535	$38,419	$—	$247,954	4.50%	4.55%
2015	574,885	290,091	—	864,976	15.71%	4.71%
2016	898,790	51,684	(35,776)	914,698	16.61%	4.73%
2017	549,943	136,577	(17,895)	668,625	12.14%	5.97%
2018	643,755	53,763	—	697,518	12.67%	3.52%
2019	81,574	—	—	81,574	1.48%	8.00%
2020	191,988	—	(1,117)	190,871	3.47%	4.27%
2021	553,355	—	(806)	552,549	10.03%	5.61%
2022	618,107	114,006	(16,141)	715,972	13.00%	4.72%
2023	525,276	58,000	(19,976)	563,300	10.23%	5.03%
Face Amount of Debt	4,847,208	742,540	(91,711)	5,498,037	99.84%	4.87%
Net Premiums on Debt	10,315	—	(1,364)	8,951	0.16%	—
Total	$4,857,523	$742,540	$(93,075)	$5,506,988	100.00%	4.87%

Unsecured Debt Covenant Compliance Ratios as of December 31, 2013

Covenant	Required	Actual
Debt to total asset value	<60%	52.0%
Ratio of unencumbered asset value to unsecured indebtedness	>1.60x	2.91
Ratio of unencumbered NOI to unsecured interest expense	>1.75x	6.10
Ratio of EBITDA to fixed charges (debt service)	>1.50x	2.19

Senior Unsecured 5.25% Notes Compliance Ratios as of December 31, 2013

Covenant	Required	Actual
Total debt to total assets	<60%	55.6%
Secured debt to total assets	<45%	42.0%
Total unencumbered assets to unsecured debt	>150%	237.2%
Consolidated income available for debt service to annual debt service charge	>1.50x	3.09

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average

Quarter:
All Property Types (1)	1,009,148	$36.07	$39.15	8.5%	$40.28	11.7%
Stabilized malls	954,580	37.03	40.24	8.7%	41.39	11.8%
New leases	165,259	36.37	48.11	32.3%	50.98	40.2%
Renewal leases	789,321	37.17	38.59	3.8%	39.39	6.0%

Year-to-Date:
All Property Types (1)	2,627,843	$38.01	$41.13	8.2%	$42.48	11.8%
Stabilized malls	2,457,133	39.18	42.43	8.3%	43.82	11.8%
New leases	566,502	39.51	49.09	24.2%	51.98	31.6%
Renewal leases	1,890,631	39.08	40.43	3.5%	41.38	5.9%

Total Leasing Activity

Square Feet
Quarter:
Operating portfolio:
New leases	659,211
Renewal leases	1,392,068
Development portfolio:
New leases	100,389
Total leased	2,151,668

Year-to-Date:
Operating Portfolio:
New leases	1,712,683
Renewal leases	4,351,360
Development Portfolio:
New leases	744,952
Total leased	6,808,995

Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet

	As of December 31,
	2013	2012
Same-Center stabilized malls	$30.41	$30.12
Stabilized malls	30.35	30.12
Non-stabilized malls	24.52	22.81
Associated centers	12.06	11.90
Community centers	15.77	16.02
Office buildings	19.38	18.62

(1) Includes stabilized malls, associated centers, community centers and other.
(2) Average Gross Rent does not incorporate allowable future increases for recoverable common area expenses.
(3) Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2013, including the impact of any rent concessions.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet For the Year Ended December 31, 2013 Based on Commencement Date

	Number of Leases	SF	Term (in years)	Initial Rent RPSF	Average Rent RSF	Expiring Rent RSF	Initial Rent Spread		Average Rent Spread
Commencement 2013:
New	226	567,905	7.92	$46.66	$49.34	$39.53	$7.13	18.0%	$9.81	24.8%
Renewal	715	1,950,144	4.39	39.95	40.88	39.08	0.87	2.2%	1.80	4.6%

Commencement 2013 Total	941	2,518,049	5.24	$41.46	$42.79	$39.18	$2.28	5.8%	3.61	9.2%

Commencement 2014:
New	79	207,847	8.99	$49.14	$52.14	$37.10	$12.04	32.5%	15.04	40.5%
Renewal	265	833,698	4.32	36.96	37.90	34.40	2.56	7.4%	3.50	10.2%

Commencement 2014 Total	344	1,041,545	5.39	$39.39	$40.74	$34.94	$4.45	12.7%	5.80	16.6%

Total 2013/2014	1,285	3,559,594	5.28	$40.86	$42.19	$37.94	$2.92	7.7%	$4.25	11.2%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2013

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues
1	Limited Brands, LLC (1)	162	835,292	3.38%
2	Foot Locker, Inc.	148	609,465	2.43%
3	AE Outfitters Retail Company	85	509,051	2.19%
4	Ascena Retail Group, Inc. (2)	180	900,378	2.17%
5	The Gap, Inc.	73	809,662	1.76%
6	Signet Jewelers Limited (3)	107	202,115	1.66%
7	Genesco Inc. (4)	196	305,028	1.64%
8	Dick's Sporting Goods, Inc. (5)	25	1,394,109	1.52%
9	JC Penney Company, Inc. (6)	71	8,168,179	1.52%
10	Abercrombie & Fitch, Co.	63	425,775	1.40%
11	Aeropostale, Inc.	96	349,905	1.37%
12	Luxottica Group, S.P.A. (7)	126	275,475	1.34%
13	Zale Corporation	122	127,966	1.26%
14	Express Fashions	46	376,921	1.25%
15	Finish Line, Inc.	64	335,672	1.23%
16	Charlotte Russe Holding, Inc.	53	356,363	1.18%
17	Forever 21 Retail, Inc.	23	421,545	1.04%
18	New York & Company, Inc.	44	304,084	1.03%
19	Best Buy Co., Inc. (8)	63	519,556	1.01%
20	The Buckle, Inc.	50	254,020	1.01%
21	The Children's Place Retail Stores, Inc.	62	271,634	0.86%
22	Sun Capital Partners, Inc. (9)	44	620,726	0.86%
23	Claire's Stores, Inc.	115	140,552	0.85%
24	Barnes & Noble Inc.	19	579,099	0.79%
25	Shoe Show, Inc.	49	557,684	0.77%
		2.086	19,650,256	35.52%

(1)	Limited Brands, LLC operates Victoria's Secret and Bath & Body Works.
(2)	Ascena Retail Group, Inc. operates operates Justice, Dressbarn, Maurices, Lane Bryant, Catherines and Fashion Bug.
(3)	Signet Group plc operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers and Rogers Jewelers.
(4)	Genesco Inc. operates Journey's, Jarman, Underground Station, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods and Golf Galaxy stores.
(6)	JC Penney Company, Inc. owns 34 of these stores. JC Penney Company announced plans to close three leased stores and one owned store in the first quarter of 2014.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones and Bar Louie Restaurants. SunCapital no longer operates Life Uniforms.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2013
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Tenant allowances	$10,530	$17,577	$46,940	$56,657

Renovations	14,172	11,406	36,592	28,106

Deferred maintenance:
Parking lot and parking lot lighting	8,833	5,930	15,867	18,163
Roof repairs and replacements	3,771	1,899	9,145	8,427
Other capital expenditures	7,368	(722)	13,409	11,567
Total deferred maintenance expenditures	19,972	7,107	38,421	38,157

Total capital expenditures	$44,674	$36,090	$121,953	$122,920

The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period. Renovation capital expenditures are for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period. The third category of capital expenditures is tenant allowances, sometimes made to third-generation tenants. Tenant allowances are recovered through minimum rents from the tenants over the term of the lease.

Deferred Leasing Costs Capitalized
(In thousands)

	2013	2012
Quarter ended:
March 31,	$461	$533
June 30,	356	950
September 30,	734	934
December 31,	876	768
	$2,427	$3,185

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2013

Properties Opened During the Year Ended December 31, 2013
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	370,456	$80,490	$71,398	July-13	11.7%

Community Center:
The Crossings at Marshalls Creek	Middle Smithfield, PA	104,525	$18,983	$21,807	June-13	9.8%

Mall Expansions:
Cross Creek Mall - The District	Fayetteville, NC	45,620	$15,831	$10,851	November-13	9.8%
The Shoppes at Southaven Towne Center - Phase II	Southaven, MS	22,925	3,968	3,372	November-13	12.2%
Volusia Mall - Restaurant District	Daytona Beach, FL	27,500	7,114	5,805	November-13	10.4%
South County Center - Dick's Sporting Goods	St. Louis, MO	50,000	8,051	6,365	November-13	9.5%
West Towne Mall	Madison, WI	22,500	5,454	4,002	September-13	11.8%
		168,545	$40,418	$30,395
Mall Redevelopment:
Monroeville Mall - JC Penney/ Cinemark (4)	Pittsburgh, PA	78,223	$26,178	$22,592	October-12/ November-13	7.6%
Northgate Mall - The Shops at Northgate	Chattanooga, TN	75,018	6,105	5,748	September-13	9.2%
Southpark Mall - Dick's Sporting Goods	Colonial Heights, VA	85,322	9,379	7,922	July-13	7.4%
		238,563	$41,662	$36,262

Total Properties Opened		882,089	$181,553	$159,862

Properties Under Development at December 31, 2013
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Louisville (5)	Simpsonville, KY	374,724	$80,472	$41,033	August-14	10.2%

Community Center:
Fremaux Town Center - Phase I (5)	Slidell, LA	333,636	$52,269	$43,830	Summer-14	8.5%

Mall Redevelopment:
Northgate Mall - Burlington	Chattanooga, TN	78,021	$7,826	$374	Fall-14	7.2%
College Square - Longhorn Steakhouse & T.J. Maxx	Morristown, TN	30,271	3,229	2,134	Spring-14	10.0%
		108.292	$11,055	$2,508

Total Properties Under Development		816,652	$143,796	$87,371

Shadow Pipeline of Properties Under Development at December 31, 2013
(Dollars in thousands)

Property	Location	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Outlet Centers:
The Outlet Shoppes at Oklahoma City - Phase III (3)	Oklahoma City, OK	35,000	$5,000 - $5,800	2014	9% - 12%
The Outlet Shoppes at El Paso - Phase II (5)	El Paso, TX	45,000	$7,000 - $8,000	2014	10% - 12%
		80,000	$11,000 - $13,800
Community Center:
Fremaux Town Center - Phase II (5)	Slidell, LA	265,000	$30,000 - $40,000	2015	9% - 10%

Associated Center:
West Towne Crossing - Nordstrom Rack	Madison, WI	30,750	$5,000 - $6,000	Fall 2014	9% - 10%

Mall Redevelopment:
Coolsprings Galleria - Sears Redevelopment	Franklin, TN	160,000	$50,000 - $60,000	2015/2016	7%
Fayette Mall - Sears Redevelopment	Lexington, KY	115,000	$65,000 - $75,000	2015	7%
Monroeville Mall - Dick's Sporting Goods	Pittsburgh, PA	85,000	$9,000 - $9,500	2014	8% - 9%
		360,000	$124,000 - $144,500

Total Shadow Pipeline		735,750	$170,000 - $204,300

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%.
(4)	JC Penney opened in October 2012 and Cinemark opened in JC Penney's former space in November 2013.
(5)	These properties are 65/35 joint ventures. Total cost and cost to date are reflected at 100%.